                                                               EXHIBIT 4.03 - D

                               AMENDMENT #3 TO
                           1995 STOCK OPTION PLAN
                                OF RADIUS INC.


The first sentence of Section 2.1 is replaced with the following: "Subject to Sections 2.2 and 14, the total number of Shares reserved for issuance and available for grant and issuance pursuant to Awards under the Plan shall be Shares, consisting of 626,662 shares, plus the total number of shares authorized for issuance, but not issued or subject to outstanding options, under the Company's 1986 Stock Option Plan (the "Prior Plan")."


Dated:  2/23/98


                                       _______________________________________
                                       Henry V. Morgan, Secretary

                                                               EXHIBIT 4.03 - E

                               AMENDMENT #4 TO
                           1995 STOCK OPTION PLAN
                                OF RADIUS INC.


The first sentence of Section 2.1 is replaced with the following: "Subject to Sections 2.2 and 14, the total number of Shares reserved for issuance and available for grant and issuance pursuant to Awards under the Plan shall be Shares, consisting of 764,162 shares, plus the total number of shares authorized for issuance, but not issued or subject to outstanding options, under the Company's 1986 Stock Option Plan (the "Prior Plan")."


Dated: 2/26/99


                                       _______________________________________
                                       Henry V. Morgan, Secretary